Exhibit 10.13

SEVENTH AMENDMENT (2015-1) TO THE

PENSION PLAN FOR EMPLOYEES OF AMPHENOL CORPORATION
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2011

Pursuant to Section 12.1 of the Pension Plan for Employees of Amphenol Corporation as amended and restated effective January 1, 2011 (the “Plan”), the Plan is hereby amended as follows:

1.             Effective as of the date hereof, a new Section 7.1A is added to the Plan to read as follows:

7.1A       Right To Elect Retroactive Annuity Start Date.

(a)           Notwithstanding the above, if timely description and notification has not been provided to a Participant, the Plan Administrator may permit the Participant to elect a retroactive annuity starting date in accordance with Section 417(a)(7) of the Code and the regulations issued thereunder; provided that to the extent the Participant’s spouse’s consent (or the alternate payee’s if he or she is treated as a spouse under a qualified domestic relations order) is required by Reg. 1.417(e)-1(b)(3)(v)(A), such consent is received in a manner satisfying the requirements of section 417(a)(2) of the Code.

(b)           Payments in accordance with a retroactive annuity starting date shall include a make-up payment to reflect any missed monthly payments for the period from the retroactive annuity starting date to the date of the actual make-up payment (with an appropriate adjustment for interest from the date the missed payment or payments would have been made to the date of the actual make-up payment).  If the Participant does not affirmatively elect to commence payments as of the applicable retroactive annuity starting date in the time and manner prescribed by the Administrator or if no required spousal consent is obtained, then payments shall commence based on a prospective annuity starting date with no make-up payment, and shall be calculated in accordance with the terms of the Plan other than this Section 7.1A.

(c)           The Plan Administrator may impose conditions on the availability to a Participant of the right to elect a retroactive annuity starting date, provided said additional conditions do not violate any otherwise applicable rule to qualified plans.

(d)           In no event shall a Participant’s retroactive annuity starting date be earlier than the date that a Participant could have otherwise started to receive his or her benefits under the terms of the Plan in effect as of the retroactive annuity starting date.

(e)           In a case where a Participant’s spouse as of the retroactive annuity starting date is not the Participant’s spouse determined as of the date distributions commence, the consent of that former spouse is not required, except to the extent the terms of a qualified domestic relations order (as defined in section 414(p) of the Code) otherwise provides.

(f)            With respect to the Plan’s requirements as to timing of notices and consents, the date of the first actual payment of benefits based on the retroactive annuity starting date shall be used in lieu of the retroactive annuity starting date for purposes of all such applicable provisions under the Plan, except that the retroactive annuity starting date shall continue to apply for purposes of Treas. Reg. 1.417(e)-1(b)(3)(iii).

2.             Effective January 1, 2016 Exhibit B is amended by the addition of a new Section 4.1(a)(10)(viii) to read as follows:

(viii)        RF Danbury Employees with Severance from Service Date on or after January 1, 2016.

Notwithstanding the preamble to this Section 4.1(a) for the RF Danbury Employee whose Severance is on or after January 1, 2016, the amount of the monthly retirement benefit in the Normal Form to be provided for each Participant who retires on his or her Normal Retirement Date shall be equal to such Participant’s Accrued Benefit as of any such date equal to the sum of:

(A)                               The number of Years of Accrual Service prior to January 1, 2001 multiplied by $14.00; and

(B)                               The number of Years of Accrual Service on or after January 1, 2001 multiplied by $34.00.

3.             Effective January 1, 2016 Exhibit B is amended by the addition of a new Section 4.1(a)(10)(ix) to read as follows:

(ix)  RF Danbury Employees Hired on or After January 1, 2016.

No RF Danbury Employee who is either hired as a new employee or rehired by the Employer on or after January 1, 2016 is eligible to become a Participant in the Plan.  Notwithstanding the foregoing, an Employee, while an active Participant in the Plan, who is laid off but maintains his or her union seniority rights shall continue to be an eligible Participant on or after his or her recall date

4.             Effective as of January 1, 2015 Section 4.1(c) of Exhibit G is amended to read as follows:

(c)           Reduction for Early Retirement Benefits.  In the event that a Participant who shall have received Early Retirement Benefits shall be reemployed by the Employer and shall become eligible for a Normal Retirement Benefit, the benefit determined above shall be reduced by 0.25% of the sum of the Early Retirement Benefits he shall have received prior to reemployment.

AMPHENOL CORPORATION

DATED: December 17, 2015	BY:	/s/ David Silverman
David Silverman
		Its:	Vice President, Human Resources